                                              Pruco Life Insurance Company of New Jersey
                                                    Newark, New Jersey 07102-2992
                                    A Stock Company of the Prudential Insurance Company of America

Home Address: [213 Washington Street, Newark, New Jersey 07102-2992]

Insured  [JOHN DOE]                                                             [XX XXX XXX] Policy Number
                                                                                [AUG 1, 2009]    Contract Date

Agency   [R-NK 1]

Flexible Premium Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death. Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

We will promptly pay the  beneficiary  the death  benefit  described  under Death  Benefit  Provisions if we receive due proof that the
Insured died.  We make this promise subject to all the provisions of this contract.

The  amount and  duration  of the death  benefit  may be fixed or  variable,  depending  on the  payment of  premiums,  the  investment experience of the variable investment options, any interest credited to the fixed investment options, and the charges made.

The cash value may  increase or decrease  daily,  depending  on the payment of  premiums,  the  investment  experience  of the variable investment options,  any interest credited to the fixed investment  options,  and the charges made. There is no guaranteed minimum cash value.

If there is ever a question about this  contract,  please see a Pruco Life Insurance  Company of New Jersey  representative  or contact one of our offices.

Right to Cancel Contract

You may return this  contract  to us within 10 days after you receive it. All you have to do is take the  contract or mail it to one of our offices or to the representative who sold it to you.  It will be canceled and we will return your premiums.

Signed for Pruco Life Insurance Company of New Jersey,
A New Jersey Corporation.

                               Thomas C. Castano                                  Scott D. Kaplan

                                   Secretary                                         President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company of New Jersey.

VULNT-2009                                                                                                NY

GUIDE TO CONTENTS
                                                                                                                      Page
Contract Data                                                                                                           3
     Insured's Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured;
     Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments;
     Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable);
     Schedule of Maximum Surrender Charges; The Pruco Life of New Jersey Variable Appreciable Account; Variable
     Investment Options; Fixed Interest Rate Investment Option; Initial Allocation of Invested Premium Amounts

Tables                                                                                                                  4
     Segment Table; Table Of No-Lapse Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1000 of
     Net Amount At Risk; Table Of Attained Age Factors

Definitions                                                                                                             5

The Contract                                                                                                            5
     Entire Contract; Contract Modifications; Incontestability

Ownership                                                                                                               6

Death Benefit Provisions                                                                                                6
     Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Change in Basic Insurance Amount                                                                                        7
     Surrender Charge on Increases; Surrender Charge on Decreases

Cost of Insurance                                                                                                       8

Changing The Type Of Death Benefit                                                                                      9

Beneficiary                                                                                                             9

Premium Payment                                                                                                        10
     Payment of Premiums; Planned Premium; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund                                                                                                          11
     Cash Value; Net Cash Value; Net Amount at Risk

Default                                                                                                                11
     Excess Contract Debt Default; Cash Value Default; Notice of Default

Reinstatement                                                                                                          12

Separate Account                                                                                                       13
     Separate Account; Variable Investment Options; Separate Account Investments; Change in Investment Policy

Fixed Investments                                                                                                      13

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                                                                                                                      Page

Transfers                                                                                                              14
     Dollar Cost Averaging

Surrender                                                                                                              14
     Cash Value Option; Fixed Reduced Paid-Up Insurance

Withdrawals                                                                                                            15
     Effect on Contract Fund; Effect on Basic Insurance Amount

Loans                                                                                                                  16
     Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Maximum Preferred Loan Amount;
     Effect on Contract Fund; Deferral

General Provisions                                                                                                     17
     Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
     Subject To Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation                                                                                                   18
     Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options                                                                                                     19
     Options Described; Interest Rate

Settlement Options Tables                                                                                              20

           A copy of the application and any riders or endorsements can be found at the end of the contract.

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                                                                                                 PROCESSING DATE: XXX XX XXXX

                                                        CONTRACT DATA

Insured's Information

   JOHN DOE       Male,    Issue Age 35

-----------------------------------------------------------------------------------------------------------------------------

Rating Class

   (See Segment Table on Page 4)

-----------------------------------------------------------------------------------------------------------------------------

Basic Contract Information

   Policy Number                    xx xxx xxx
   Contract Date                    August 1, 2009
   Premium Period          During the life of the Insured up to attained age 121
   Beneficiary                              MARY DOE, wife

   Loan Interest Rate                4.00%
   Preferred Loan Interest Rate      3.10%

-----------------------------------------------------------------------------------------------------------------------------

Notice

   Any excess interest is not guaranteed and we have the right to change the amount of interest credited to the policy and the amount of cost of insurance and other expense charges deducted under the policy.  This may require more premium to be paid than was illustrated or the cash values may be less than those illustrated.  This policy may not mature even if planned premiums are paid due to changes in the investment performance of the variable investment options, any excess interest, changes in the current expense and cost of insurance charges, changes in the type of death benefit, requested changes in the basic insurance amount, or because loans or withdrawals are taken.

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                                            CONTRACT DATA CONTINUED ON NEXT PAGE

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                                                                                        PROCESSING DATE: XXX XX XXXX
                                                                                        POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Type of Death Benefit (see Death Benefit Provisions)

   Type A

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Life Insurance on the Insured

   Basic Insurance Amount                                                               $75,000.00

-----------------------------------------------------------------------------------------------------------------------------

Minimum Initial Premium

   The minimum initial premium due on the Contract Date is $109.32.

-----------------------------------------------------------------------------------------------------------------------------

Planned Premium

   The planned premium due on the Contract Date and at intervals of 12 months thereafter is $500.00.

-----------------------------------------------------------------------------------------------------------------------------

Contract Limitations

   The minimum premium we will accept is $25.00.

   The minimum Basic Insurance Amount is $75,000.00.
   The minimum increase in Basic Insurance Amount is $125,000.00.
   The minimum decrease in Basic Insurance Amount is $5,000.00.

   The minimum amount you may withdraw is $500.00.
                                              CONTRACT DATA CONTINUED ON NEXT PAGE

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                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                    POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Adjustments to Premium Payments

   From each premium paid we will:

     subtract a premium-based administrative charge of up to 7.5% of the premium paid.

     subtract a charge for sales expenses at a rate of up to 6% of the premium paid.

   The remainder of the premium is the invested premium amount.

-----------------------------------------------------------------------------------------------------------------------------

Adjustments to the Contract Fund

   On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

   On each day after the contract date, we will adjust the contract fund by:

     adding any invested premium amounts.

     adding any increase due to investment results of the variable investment options.

     adding guaranteed interest at an effective annual rate of 3% (0.00809863% a day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

     adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is not in a variable investment option.  (We will not credit excess interest to the amount of any loan.)

     subtracting any decrease due to investment results of the variable investment options.

     subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45%
     (0.00123012% a day) for mortality and expense risks we assume.
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

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                                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                                 POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

     subtracting any withdrawals.

     subtracting an administrative charge of up to $25.00 for any withdrawals.

     subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

     subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

     subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

   And on each monthly date, we will adjust the contract fund by:

     subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date of up to:
     $0.21 per $1,000 of the basic insurance amount plus $25.00;
     changing on AUG 1, 2010 to $0.21 per $1,000 of the basic insurance amount plus $9.00 thereafter.

     subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

-----------------------------------------------------------------------------------------------------------------------------

Schedule of Maximum Surrender Charges

   For a full surrender of the segment effective on the contract date, the maximum charge we will deduct from the contract fund is shown below.

           For a Surrender Occurring                 The Maximum Surrender
                During Target Year                                     Charge is:
           ----------------------------- -------------------- ---------------------
                        1                                     $628.50
                        2                                     $628.50
                        3                                     $628.50
                        4                                     $628.50
                        5                                     $471.38
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                                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                                 POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

           For a Surrender Occurring                 The Maximum Surrender
                During Target Year                                     Charge is:
           ----------------------------- -------------------- ---------------------
                        6                                       $345.68
                        7                                       $188.55
                        8                                        $94.28
                   9 and later                                    $0.00
           ----------------------------- -------------------- ---------------------

   We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal.  (See Change in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

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                                            CONTRACT DATA CONTINUED ON NEXT PAGE

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                                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                                 POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Variable Investment Options

   The Pruco Life of New Jersey Variable Appreciable Account

      This account is registered with the SEC under the Investment Company Act of 1940.  Each investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time.  The Prudential Series Fund and other funds identified below are registered with the SEC under the Investment
      Company Act of 1940 as open-end diversified management investment companies.  Shares in all funds are currently offered continuously, without surcharges, at prices equal to the net asset value of the portfolios.  Redemptions are at prices equal to the net asset value of the portfolios. The net asset value is determined once daily on each day the
      New York Stock Exchange is open for business.

      Shares of the Pruco Life of New Jersey Variable Appreciable Account are purchased when:
       1.  You pay a premium (see Premium Payment) or a charge to reinstate the contract (see Reinstatement);
       2.  You transfer an amount into a subaccount (see Transfers); and
       3.  You repay a loan (see Loans).

      Shares of the Pruco Life of New Jersey Variable Appreciable Account are sold when:
       1.  You make a new loan or increase an existing loan (see Loans);
       2.  You make a withdrawal (see Withdrawals);
       3.  You transfer an amount out of a subaccount (see Transfers);
       4.  You surrender the contract for its net cash value (see Surrender);
       5.  We subtract charges from the contract fund (see Contract Fund and Adjustments to the Contract Fund); and
       6.  We make a partial surrender charge associated with a decrease in the basic insurance amount (see Change In Basic
           Insurance Amount and Changing The Type of Death Benefit).

      The contract fund value changes daily, reflecting increases or decreases in the value of the variable portfolio(s) in which the assets of this account are invested. See Adjustments to the Contract Fund for all factors that impact the
      Contract Fund value.

   The Prudential Series Fund

      Conservative Balanced Portfolio
      Flexible Managed Portfolio
      Money Market Portfolio
      SP Balanced Asset Allocation Portfolio
      SP Conservative Asset Allocation Portfolio
      SP Growth Asset Allocation Portfolio
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

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                                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                                 POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

   Advanced Series Trust

     AST Advanced Strategies
     AST CLS Growth Asset Allocation
     AST CLS Moderate Asset Allocation
     AST First Trust Balanced Target
     AST First Trust Capital Appreciation Target
     AST Schroders Multi-Asset World Strategies
     AST T. Rowe Price AA
     AST UBS Dynamic Alpha Portfolio

Fixed Interest Rate Investment Option

   The fixed interest rate investment option is funded by the general account of the Company. It is described in the Fixed
   Investments provision of this contract.

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Initial Allocation of Invested Premium Amounts

   Fixed Interest Rate Investment Option                                        100%

-----------------------------------------------------------------------------------------------------------------------------
                                                    END OF CONTRACT DATA

                                                              .

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                                                                                          PROCESSING DATE: XXX XX XXXX
                                                                                          POLICY NO. XX XXX XXX

                                                       TABLE(S)

                                                    Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change in
Basic Insurance Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                                    Segment,                                    Surrender
                                    Issue Age, &                                Charge
         Effective Date             Rating Class (RC)                           Threshold
       ----------------------- ----------------------------------------------- ---------------------------

       Contract Date           $75,000.00 Basic Insurance Amount                 $75,000.00
                               Issue Age 35
                               RC = Nonsmoker

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                                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                                  POLICY NO. XX XXX XXX

                                                  TABLE(S) CONTINUED

                      Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk
                                               Rating Class: NONSMOKER

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   35                     0.09333                       68                     1.75917
                   36                     0.09750                       69                     1.91917
                   37                     0.10333                       70                     2.10583
                   38                     0.11083                       71                     2.33250
                   39                     0.11750                       72                     2.59750
                   40                     0.12667                       73                     2.87667
                   41                     0.13750                       74                     3.17667
                   42                     0.15083                       75                     3.50333
                   43                     0.16667                       76                     3.87167
                   44                     0.18417                       77                     4.30000
                   45                     0.20333                       78                     4.79750
                   46                     0.22250                       79                     5.35500
                   47                     0.23833                       80                     5.97667
                   48                     0.25083                       81                     6.65250
                   49                     0.26667                       82                     7.36833
                   50                     0.28750                       83                     8.15000
                   51                     0.31417                       84                     9.01917
                   52                     0.34667                       85                     9.98583
                   53                     0.38417                       86                     11.04917
                   54                     0.43167                       87                     12.19833
                   55                     0.48500                       88                     13.42000
                   56                     0.54000                       89                     14.70167
                   57                     0.59333                       90                     15.97833
                   58                     0.64667                       91                     17.23500
                   59                     0.70917                       92                     18.55167
                   60                     0.78500                       93                     19.94000
                   61                     0.87750                       94                     21.40250
                   62                     0.98500                       95                     22.85083
                   63                     1.10250                       96                     24.26500
                   64                     1.22500                       97                     25.77167
                   65                     1.35250                       98                     27.37833
                   66                     1.48167                       99                     29.09250
                   67                     1.61667                       100                    30.73000
                                           TABLE(S) CONTINUED ON NEXT PAGE

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                                                                                          PROCESSING DATE: XXX XX XXXX
                                                                                          POLICY NO. XX XXX XXX

                                                  TABLE(S) CONTINUED

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   101                   32.18250                       111                    52.48583
                   102                   33.72750                       112                    55.23583
                   103                   35.37000                       113                    58.14583
                   104                   37.10583                       114                    61.22083
                   105                   38.93417                       115                    64.46917

                   106                   40.87500                       116                    67.89667
                   107                   42.93417                       117                    71.51083
                   108                   45.11917                       118                    75.31667
                   109                   47.43500                       119                    79.30583
                   110                   49.88750                       120                    83.33333
          ---------------------- -------------------------- ---------------------------- ---------------------

     *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

       For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

     We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

     See the Basis of Computation for a description of the basis we use to compute these rates.

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                                                                                          PROCESSING DATE: XXX XX XXXX
                                                                                          POLICY NO. XX XXX XXX

                                                  TABLE(S) CONTINUED

                                            Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
        ---------------------- ------------------------ ----------------------- ------------------------
                  1                     4.81                      31                     1.84
                  2                     4.64                      32                     1.79
                  3                     4.49                      33                     1.75
                  4                     4.33                      34                     1.70
                  5                     4.18                      35                     1.66
                  6                     4.04                      36                     1.62
                  7                     3.90                      37                     1.58
                  8                     3.77                      38                     1.55
                  9                     3.64                      39                     1.51
                 10                     3.52                      40                     1.48
                 11                     3.40                      41                     1.45
                 12                     3.29                      42                     1.42
                 13                     3.18                      43                     1.39
                 14                     3.08                      44                     1.36
                 15                     2.98                      45                     1.34
                 16                     2.88                      46                     1.32
                 17                     2.79                      47                     1.29
                 18                     2.70                      48                     1.27
                 19                     2.62                      49                     1.25
                 20                     2.53                      50                     1.24
                 21                     2.46                      51                     1.22
                 22                     2.38                      52                     1.20
                 23                     2.31                      53                     1.19
                 24                     2.24                      54                     1.17
                 25                     2.17                      55                     1.16
                 26                     2.11                      56                     1.15
                 27                     2.05                      57                     1.14
                 28                     1.99                      58                     1.13
                 29                     1.94                      59                     1.12
                 30                     1.89                      60                     1.11
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                                                                                          PROCESSING DATE: XXX XX XXXX
                                                                                          POLICY NO. XX XXX XXX

                                                  TABLE(S) CONTINUED

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                 61                     1.10                      74                     1.02
                 62                     1.09                      75                     1.02
                 63                     1.07                      76                     1.02
                 64                     1.05                      77                     1.02
                 65                     1.02                      78                     1.02

                 66                     1.02                      79                     1.02
                 67                     1.02                      80                     1.02
                 68                     1.02                      81                     1.02
                 69                     1.02                      82                     1.02
                 70                     1.02                      83                     1.02

                 71                     1.02                      84                     1.02
                 72                     1.02                      85                     1.02
                 73                     1.02                      86                     1.02
        ---------------------- ------------------------ ----------------------- ------------------------

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                                                   END OF TABLE(S)

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DEFINITIONS

We, our, us and Pruco Life.- Pruco Life Insurance Company of New Jersey.

You and your.- The owner(s) of the contract.

Insured.- The person named as the Insured on the first page.  He or she need not be the owner.

SEC.- The Securities and Exchange Commission.

Issue Date.- The contract date shown on the first page.

 Anniversary or contract anniversary.-The same day and month as the contract date in each later year.

Contract Year.- A year that starts on the contract date or on an anniversary.

Monthly Date.- The contract date and the same day as the contract date in each later month.

Contract Month.- A month that starts on a monthly date.

Target Year.- A year beginning on the effective date of a basic insurance amount segment (see Segment Table) and on the same day and month in a later year.

Proceeds.- The amount we would pay if we were to settle the contract in one sum.

THE CONTRACT

Entire Contract

This policy and any attached  copy of an  application,  including an  application  requesting a change,  form the entire  contract.  We assume that all  statements in an  application  are made to the best of the  knowledge and belief of the person(s) who make them;  they are deemed to be  representations  and not  warranties.  We rely on those  statements when we issue the contract and when we change it.
We will not use any statement, unless made in an application, to try to void the contract, to contest a change, or to deny a claim.

Contract Modifications

Only a Pruco Life officer with the rank or title of vice president may agree to modify this contract, and then only in writing.

Incontestability

Except as we state in the next  sentence,  we will not contest this contract  after it has been in force during the Insured's  lifetime for two years from the issue date. The exceptions  are: (1)  non-payment  of enough  premium to pay the required  charges;  and (2) any change in the contract  that  requires our approval and that would  increase our  liability.  For any such change,  we will not contest the increase in liability  after the change has been in effect for two years during the lifetime of the Insured.  The contract  will be contestable
for two years from the date of any reinstatement for information contained in the application for such reinstatement.

VULNT-2009                                                    Page 5                                               NY

OWNERSHIP

Unless a different  owner is named in the  application,  the owner of the  contract is the Insured.  This  ownership  arrangement  will remain in effect unless you ask us to change it.

You may change the  ownership  of the  contract  by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed.  If we receive  your  request in a form that meets our needs,  and the contract if we ask for it, we will file and record the change, and it will take effect as of the date you signed the request.

While the  Insured is living,  the owner  alone is entitled to any  contract  benefit and value,  and to the  exercise of any right and privilege granted by the contract or by us.

DEATH BENEFIT PROVISIONS

We will pay a benefit to the  beneficiary  at the Insured's  death if this contract is in force at the time of that death;  that is, if it has not been surrendered and it is not in default past the grace period.

If the contract is not in default,  the amount we will pay will be the death benefit  determined as of the date of the Insured's  death reduced by any contract debt (described under Loans).

If the contract is in default,  and the Insured's death occurs in the grace period  (described  under  Default),  we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit

This  contract has a Type A or Type B death  benefit.  We show the type of death  benefit that applies to this  contract  under Type of
Death Benefit.

If this  contract  has a Type A death  benefit,  the death  benefit on any date is equal to the  greater  of:  (1) the basic  insurance amount,  and (2) the contract  fund before  deduction of any monthly  charges due on that date,  multiplied  by the attained age factor that applies.

If this  contract  has a Type B death  benefit,  the death  benefit on any date is equal to the  greater  of:  (1) the basic  insurance amount plus the contract fund before  deduction of any monthly charges due on that date, and (2) the contract fund before  deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

For the purpose of computing  the death  benefit,  if the contract  fund is less than zero we will  consider it to be zero.  Your basic insurance amount and attained age factors are shown in the contract data pages.

Additional Death Benefits

This  contract may provide  additional  benefits,  which may be payable on an  Insured's  death.  If it does,  they will be listed on a contract data page, and a form describing the benefit will be included in this contract.

Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

VULNT-2009                                                    Page 6                                      NY

Method of Payment

You may  choose  to have any  death  benefit  paid in a single  sum or  under  one of the  optional  modes of  settlement  shown in the
Settlement  Options  provision.  Payment  will be no later than two months  after we receive  proof of death and of the interest of the claimant.

Suicide Exclusion

If the Insured dies by suicide  within two years from the Issue Date,  this contract will end and we will return the premiums paid less any contract debt and less any withdrawals.

The following  statement  applies only with respect to an increase in the basic insurance  amount  resulting from a request you make in accordance with the Change in Basic Insurance  Amount  provision of this contract.  If the Insured dies by suicide after two years from the issue date but within  two years of the  effective  date of an  increase  in the basic  insurance  amount,  we will pay,  as to the increase in amount, no more than the sum of the premiums paid on and after the effective date of the increase.

Interest on Death Benefit

Any death  benefit  described  above will be credited  with  interest.  The amount will be the greater of: (1) interest  calculated  in accordance with applicable laws, and (2) interest calculated from the date of death at a rate declared by Pruco Life.

CHANGE IN BASIC INSURANCE AMOUNT

You may change the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

1. You must ask for the change in a form that meets our needs.

2. The change must be one permitted by our current underwriting rules.

3. The amount of an increase or decrease  must be at least equal to the minimum  increase or decrease in basic  insurance  amount shown under Contract Limitations in the contract data pages.

4. The basic  insurance  amount after a decrease  must be at least equal to the minimum  basic  insurance  amount shown under  Contract
Limitations in the contract data pages.

5. If we ask you to do so, you must send us the contract to be endorsed.

6. You must prove to us that the Insured is insurable for any increase.

7. The contract must not be in default.

8. We may deny any  increase  if it would  cause  the  number  of  segments  shown in the  Segment  Table in the data  pages to  exceed ninety-nine.

9. We will not permit an increase before the first contract anniversary.

10. You may not decrease the basic insurance  amount if any surrender  charge on the decrease  exceeds the amount in your contract fund less the administrative charge (shown under Adjustments to the Contract Fund) for the decrease.

VULNT-2009                                                    Page 7                                      NY

We may decline  changes for  increases or  decreases  if we determine it would cause the contract to fail to qualify as life  insurance under the  applicable  tax law. A change  will take  effect  only if we approve  your  request  for it at our Home Office and will take effect on the date we approve it. If we approve the change,  we will  recompute the  contract's  charges and values in the  appropriate tables.  A change in the basic  insurance  amount may also affect the amount of any extra  benefits this  contract  might have. We will send you new contract data pages  showing the amount and  effective  date of the change and the  recomputed  charges and values.  If we approve an increase,  the new contract data pages will include an additional  segment with the effective date of the increase appearing on the Segment Table.  If we approve an increase, the new contract data pages will also show the increased monthly charge for administrative  expenses for the new basic  insurance  amount.  Please see the Cost of  Insurance  provision  for how an increase  will affect your cost of insurance  charges.  If the Insured is not living on the effective  date,  the change will not take effect.  We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the change.

Surrender Charge on Increases

We will increase the amount of maximum  surrender  charges shown under the Schedule of Maximum  Surrender  Charges if you increase your basic  insurance  amount.  If the increase is approved,  we will send you new contract  data pages  showing the new Schedule of Maximum
Surrender Charges and an updated Segment Table.

Surrender Charge on Decreases

We may impose a partial  surrender  charge if you decrease the basic insurance  amount.  We describe the method we use to determine the maximum partial surrender charge we will deduct from the contract fund below.

If there is only one  segment  (see  Segment  Table),  we will  reduce  that  segment's  basic  insurance  amount by the  amount of the decrease.  If there is more than one segment,  we will decrease the basic  insurance  amount of each segment based on the proportion of its basic insurance amount to the total of all basic insurance segment amounts in effect just before the change.

For any  segment  incurring  a decrease  in the basic  insurance  amount to an amount  equal to or greater  than the  Surrender  Charge
Threshold  shown in the  Segment  Table,  we will not impose a  surrender  charge.  For any  segment  incurring a decrease in the basic insurance  amount to an amount below this threshold,  we will subtract the new basic  insurance  amount from the threshold  amount.  We will then multiply the surrender charge (see Schedule Of Maximum  Surrender  Charges for that segment) by the lesser of this difference and the amount of the decrease and divide by the threshold amount and deduct the result from the contract fund.

COST OF INSURANCE

On each monthly date, we will deduct a charge for the cost of insurance  from the contract  fund.  The charge for each segment is based upon the issue age,  sex,  smoker and  non-smoker  status,  and rating class of the Insured and the length of time since the  effective date of the segment.  The  effective  date of the  original  basic  insurance  amount is the contract  date.  To determine  the maximum charge for the cost of insurance, we use the following method:

We determine the maximum cost of insurance  rate for each  currently  effective  basic  insurance  segment  amount shown in the Segment
Table in the data pages using the maximum  monthly rate shown under the Table of Maximum  Monthly  Insurance  Rates for the appropriate rating class. If there is only one basic insurance  segment amount currently in effect,  we multiply the rate by the net amount at risk
(the death  benefit  minus the  contract  fund)  divided by $1000 to compute  the  maximum  charge for the cost of  insurance.  For the purpose of computing the net amount at risk, if the contract fund is less than zero, we will consider it to be zero.

If there are two or more basic  insurance  segments  currently  in effect,  we first  allocate  the total net amount at risk (the death benefit minus the contract fund) to each basic  insurance  segment based on the proportion of its basic  insurance  amount to the total of basic insurance  amounts for all segments  currently in effect.  We multiply the rate by the allocated net amount at risk divided by
$1000 for each basic insurance segment and add the results to determine the total maximum charge for the cost of insurance.

VULNT-2009                                                    Page 8                                      NY
CHANGING THE TYPE OF DEATH BENEFIT

This  contract has a Type A or Type B death  benefit (see Death  Benefit).  Subject to our  approval,  you may change the type of death benefit.  We will adjust the basic insurance amount so that the death benefit  immediately after the change will remain the same as the death  benefit  immediately  before the  change.  If there is more than one  segment  (see  Segment  Table),  we will  adjust the basic insurance  amount of each segment based on the proportion of its basic  insurance  amount to the total of basic  insurance  amounts for all segments in effect just before the adjustment.

Type A to B

If you are changing  from a Type A to a Type B death  benefit,  we will reduce the basic  insurance  amount by the contract fund on the date the change takes effect.

Type B to A

If you are changing from a Type B to a Type A death benefit,  we will increase the basic  insurance  amount by the contract fund on the date the change takes effect.  This increase in basic insurance amount will not increase the surrender charge threshold.

We may deduct from the contract fund the  administrative  charge shown for changes in the basic insurance  amount under  Adjustments to the  Contract  Fund.  If the change in the type of death  benefit  results in a  reduction  in the basic  insurance  amount,  the basic insurance  amount  after the  decrease  must be at least equal to the minimum  basic  insurance  amount,  which we show under  Contract
Limitations  in the  contract  data  pages.  We may deduct from the  contract  fund a  surrender  charge for a  reduction  in the basic insurance amount as described in the Change in Basic Insurance Amount provision.

A change in the type of death  benefit will take effect only if we approve your  request at our Home Office.  If the change  results in an increase in the net amount at risk,  you may have to prove the Insured is insurable  for that  increase.  If there is no increase in the net amount at risk, we will not require such proof.  If we approve the change,  we will  recompute the contract's  charges,  values and limitations shown in the contract data pages.  The change will take effect on the monthly date that coincides with or next follows the date we approve  your  request.  We will send you new  contract  data pages  showing the amount and  effective  date of the change in basic insurance amount and the recomputed charges, values and limitations.

Your  request for a change  must be in a form that meets our needs.  We may  require  you to send us this  contract  before we make the change.

BENEFICIARY

You may  designate  or change a  beneficiary  by sending  us a request  in a form that  meets our needs.  We may ask you to send us the contract to be  endorsed.  If we receive  your  request,  and the  contract if we ask for it, we will file and record the change and it will take  effect as of the date you signed the  request.  But if we make any  payment(s)  before we receive the  request,  we will not have to make the payment(s)  again. Any beneficiary's interest is subject to the rights of any assignee we know of.

When a beneficiary is designated,  any relationship  shown is to the Insured,  unless otherwise  stated.  To show priority,  we may use numbered  classes,  so that the class with first  priority is called  class 1, the class with next  priority is called  class 2, and so
on.  When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

VULNT-2009                                                    Page 9                                      NY
Before we make a payment,  we have the right to decide what  reasonable  proof we need of the  identity,  age, or other facts about any persons  designated as  beneficiaries.  If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

If a beneficiary is irrevocable, such beneficiary cannot be changed without the written consent of that beneficiary.

PREMIUM PAYMENT

Payment of Premiums

The minimum  initial  premium shown in the contract data pages is due on or before the contract date.  There is no insurance under this contract until that premium is paid. We may require an additional  premium if  adjustments  to premium  payments plus any contract fund charges due on or before the payment date exceeds the minimum initial premium.

Subject to the limitations below,  additional  premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the  contract  is not in  default  beyond  the  grace  period.  Premiums  may be paid  at one of our  offices  or to one of our authorized  representatives.  We will give a signed  receipt upon  request.  The minimum  premium we will accept is shown on a contract data  page.  We have the right to refuse to accept a premium  payment  that  would  cause  this  contract  to fail to  qualify  as life insurance under
applicable  tax law.  We also have the right to  refuse  to  accept  any  payment  that  increases  the death  benefit  by more than it increases the contract fund.

If a loan is outstanding, a payment will be considered a premium payment unless it is designated as a loan payment.

Planned Premium

We show the planned  premium in the  contract  data pages.  You asked us to bill you for this amount as of the contract  date.  Payment of the planned premium will not guarantee the contract will remain in force, nor  will it guarantee the contract will mature.

Invested Premium Amount

The invested  premium  amount is the portion of each premium you pay that we add to the contract  fund. It is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

Crediting the Initial Premium Payment

If we receive the first  premium  payment on or before the contract  date, we will credit the invested  premium  amount to the contract fund on the contract date.

If we receive the first  premium  payment  after the  contract  date,  we will credit the premium  amount to the  contract  fund on the payment date.

Allocations

We will  allocate  100% of any  invested  premium into the Money  Market  Investment  Option until the tenth day after you receive this contract.  At the end of that day (unless you ask us otherwise) we will  re-allocate the amount in the Money Market  Investment  Option in accordance with the Initial Allocation of Invested Premium Amounts shown in the contract data pages.

You may allocate all or a part of your invested  premium  amount to one or more of the  investment  options listed in the contract data pages.  You may choose to allocate nothing to a particular investment option. You may not choose a fractional percentage.

The  initial  allocation  of  invested  premium  amounts is shown on a contract  data page.  You may change the  allocation  for future invested  premium  amounts at any time if the contract is not in default.  To change your  allocation,  simply notify us in a form that meets our needs.  The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

VULNT-2009                                                    Page 10                                     NY

CONTRACT FUND

When you make your first premium payment,  the invested premium amount,  less any charges due on or before that day (including  charges that are needed  because you have asked us for a contract date that precedes the payment  date),  becomes your contract  fund.  Amounts are added to and  subtracted  from the  contract  fund as shown under  Adjustments  to the Contract  Fund in the  contract  data pages.
Amounts  subtracted  from the contract fund may cause the contract fund to be less than zero.  The contract fund is used to pay charges under this contract and will determine,  in part,  whether this contract will remain in force or go into default.  The contract fund is also used to  determine  your loan and  surrender  values,  the amount you may  withdraw,  and the death  benefit.  Additional  amounts credited to the contract fund are nonforfeitable after crediting except indirectly due to surrender charges.

Cash Value

The cash value at any time is the contract fund less any surrender  charge.  We show the maximum surrender charge for each segment (see
Segment Table) in the Schedule of Maximum  Surrender  Charges for that segment.  If there are two or more  segments,  we will add their surrender charges and deduct the total from the contract fund.

Net Cash Value

The net cash value at any time is the cash value less any contract debt.

If the contract is in default, the net cash value is zero.

Net Amount at Risk

The net amount at risk is used to determine  the cost of insurance as described  under  Adjustments  to the Contract  Fund. It is equal to the death  benefit  (see Death  Benefit)  minus the  contract  fund.  For the purpose of  computing  the net amount at risk,  if the contract fund is less than zero we will consider it to be zero.

DEFAULT

Excess Contract Debt Default

If contract  debt ever grows to be equal to or more than the cash value,  the contract  will have excess  contract  debt and will be in default.

Cash Value Default

On each  monthly  date,  we will  determine  the cash  value.  If the cash value is greater  than zero and the  contract  has no excess contract  debt,  the contract will remain in force until the next monthly  date. If the cash value is zero or less,  the contract is in default.

Notice of Default

If the contract is in default,  we will mail you a notice  stating the amount we will need to keep the  contract in force.  That amount will equal a premium  which we estimate  will keep the contract in force for three months from the date of default.  The notice will be mailed no earlier than,  and within 30 days after,  the  processing  date we determine  the contract was in default.  We grant a 61-day grace  period from the date we mail the notice to pay this  amount.  The  contract  will remain in force  during this  period.  If that amount is not paid to us by the end of the 61-day grace period, the contract will end and have no value.

VULNT-2009                                                    Page 11                                     NY

REINSTATEMENT

If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

1. The contract must not have been in default for more than 5 years.

2. You must prove to us that the Insured is insurable for the contract.

3.You must pay us a charge  equal to: (a) an amount,  if any,  required to bring the cash value to zero on the date the  contract  went into  default,  plus (b) the  deductions  from the contract  fund during the grace  period  following  the date of default,  plus (c) a premium that we estimate will be  sufficient  after  administrative  charges to cover the  deductions  from the contract fund for three monthly dates starting on the date of reinstatement.

4. Any existing contract debt on the date of default will be cancelled and will not be reinstated.

The date of  reinstatement  will be the date we approve your  request.  We will deduct all  required  charges from your payment and put the balance in your  contract  fund.  If we approve the  reinstatement,  we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered  immediately  after reinstatement.

VULNT-2009                                                    Page 12                                     NY

SEPARATE ACCOUNT

Separate Account

The words  "separate  account",  when we use them in this contract  without  qualification,  mean any separate  account we establish to support  variable  life  insurance  contracts  like this one. We list the separate  account(s)  available  to you in the contract  data pages.  We may establish additional separate accounts.  We will notify you within one year if we do so.

Variable Investment Options

A separate  account may offer one or more  variable  investment  options.  We list them in the contract  data pages.  We may  establish additional  variable  investment  options.  We will  notify you within one year if we do so. We may also  eliminate  existing  variable investment options, but only with the consent of the SEC and the Superintendent of the New York Insurance Department.

Income and  realized  and  unrealized  gains and losses from assets in each  variable  investment  option are  credited  to, or charged against, that variable investment option.  This is without regard to income, gains, or losses in other variable investment options.

Separate Account Investments

We may invest the assets of  different  separate  accounts in  different  ways.  But we will do so only with the consent of the SEC and the  Superintendent of the New York Insurance  Department.  The process for obtaining consent is on file with the Superintendent of the
New York Insurance Department.

The assets of the  separate  account  shall be available to cover the  liabilities  of the general  account only to the extent that the assets exceed the  liabilities of the separate  account  arising under the variable life insurance  policies  supported by the separate account.

We will determine the value of the assets in each separate  account  registered  with the SEC under the Investment  Company Act of 1940 and any variable investment option on each day the New York Stock Exchange is open for business.

Change in Investment Policy

A  portfolio  of the fund  might make a  material  change in its  investment  policy.  In that  case,  we will send you a notice of the change.  Within 60 days after you receive the  notice,  or within 60 days after the  effective  date of the change,  if later,  you may transfer to the fixed interest rate investment option any amounts in the investment option investing in that portfolio.

No material change in investment  policy of a portfolio shall be made unless we have filed such change with the  Superintendent  of the
New York Insurance Department.

FIXED INVESTMENTS

We list any fixed  investment  option  available  to you in the contract  data pages.  We may  establish  additional  fixed  investment options.  We will  notify  you  within  one year if we do so.  You may  allocate  all or part of your  invested  premium  amount  to an available  fixed  investment  option.  As stated under  Adjustments  to the Contract  Fund,  we credit  fixed  investment  options with guaranteed interest and we may credit them with excess interest.  This excess interest is non-forfeitable.

Once each year,  you have the option to transfer  the entire  amount in the  variable  investment  options to the fixed  interest  rate investment option and surrender this contract for a fixed reduced paid-up insurance benefit.

VULNT-2009                                                    Page 13                                              NY

TRANSFERS

You have the right to transfer amounts into or out of variable  investment  options and into any fixed  investment  option up to twelve times in each contract  year without  charge if the contract is not in default.  Additional  transfers may be made during each contract year, but only with our consent. We may charge for additional  transfers as we state under Adjustments to the Contract Fund.  Transfers out of any fixed investment option may be made only with our consent.

You may also transfer amounts from the variable  investment  options into any fixed  investment  option at any time (a) within eighteen months  from the  contract  date,  and (b) within 60 days of the  effective  date of a material  change in the  investment  policy of a variable  investment  option (or the receipt of the notice of the option  available,  if later) with no restriction.  Such transfers do not count toward the twelve transfers allowed in each contract year as stated above.

We may restrict the number,  timing and amount of transfers in accordance with our rules if your transfer  activity is determined by us to be disruptive to the variable  investment  option or to the disadvantage of other contract owners. We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

To make a transfer,  you must ask us in a form that meets our needs. Unless otherwise restricted,  the transfer will take effect on the date we receive your notice at our Home Office.

Dollar Cost Averaging

You may elect to  transfer  money  periodically  from the Money  Market  Investment  Option  into other  variable  investment  options.
Transfers  under dollar cost  averaging do not count  toward the twelve  transfers  allowed each  contract  year as stated  above.  The transfer can be either a fixed dollar amount or a percentage  of the amount you  designate for this purpose.  The transfers may be made monthly,  quarterly,  semi-annually or annually.  It will take effect as of the end of the valuation period on the date coinciding with the period  you  select.  If the New York  Stock  Exchange  is not open on that  date,  or if that date does not occur in a  particular month,  the transfer  will take effect as of the end of the valuation  period which  immediately  follows that date.  This feature will end when (1) $50 or less remains of the amount you designated or (2) you ask us to cancel.

SURRENDER

You may surrender this contract for its net cash value (or a fixed reduced  paid-up  insurance  benefit).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.  A detailed  statement of the method of  computation  of cash surrender values and other nonforfeiture benefits is on file with the superintendent of the Department of Insurance.

We will usually pay any net cash value  within  seven days after we receive  your  request and the contract at our Home Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment  option provided by a separate account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock Exchange is closed;  or (2) the SEC requires  that trading be restricted  or declares an  emergency.  We have the right to postpone  paying you the remainder for up to six months.  If we do so for more than ten days,  including  surrenders of fixed  reduced  paid-up  insurance,  we will pay interest at the rate that then applies to Option 3 (Interest  Payment) of the Settlement  Options  provision.  We have the right to postpone paying you any net cash value for up to six months if the contract is being continued on a fixed reduced paid-up insurance basis (see below).

VULNT-2009                                                    Page 14                                     NY

Fixed Reduced Paid-up Insurance

This will be paid-up life  insurance on the Insured's  life.  We will pay the amount of this  insurance  when the Insured  dies.  There will be cash values and loan values.  The loan interest rate will be 5.5%.

The  amount of this  insurance  will be what is  provided  when we use the net cash  value at the net single  premium  rate.  This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

WITHDRAWALS

You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

1. You must ask for the withdrawal in a form that meets our needs.

2. The net cash value  after  withdrawal  may not be less than or equal to zero after  deducting  (a) any charges  associated  with the withdrawal  and (b) an amount  that we estimate  will be  sufficient  to cover the  contract  fund  deductions  for two  monthly  dates following the date of withdrawal.

3. You may not withdraw less than the minimum amount shown under Contract Limitations.

4. The basic  insurance  amount after  withdrawals  must be at least equal to the minimum basic  insurance  amount shown under Contract
Limitations.

Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract Fund

We will  reduce  your  contract  fund on the date we  approve  your  request by the  withdrawal  amount and any  charges  listed  under
Adjustments to the Contract Fund.  Unless you request  otherwise and we agree,  we will take any  withdrawal  proportionately  from all investment options that apply to the contract.

We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic Insurance Amount

If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.

If you have a Type A death  benefit and the  withdrawal  would cause the net amount at risk (see  Contract  Fund) to increase,  we will reduce the basic  insurance  amount and,  consequently,  your death benefit to offset this increase.  If there is more than one segment
(see Segment Table),  we will adjust the basic insurance  amount of each segment based on the proportion of its basic insurance  amount to the total of basic  insurance  amounts for all segments in effect just before the  adjustment.  The reduction in the basic insurance amount will never be more than the  withdrawal  amount.  If we reduce the basic  insurance  amount,  we will  recompute the  contract's charges,  values and  limitations.  We will send you new contract  data pages  showing  these  changes.  We may also deduct a surrender charge from the contract fund as described in the Change in Basic Insurance Amount provision.

We will usually pay any  withdrawal  amount  within  seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment  option provided by a separate  account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock Exchange is closed;  or (2) the
SEC requires  that trading be restricted  or declares an  emergency.  We have the right to postpone  paying you the remainder for up to six months.  If we do so for more than ten days,  we will pay interest at the rate that then applies to Option 3 (Interest  Payment) of the Settlement Options provision.

VULNT-2009                                                    Page 15                                              NY

LOANS

Subject to the  requirements  of this  provision,  you may at any time borrow any amount up to the current loan value less any existing contract debt.  You may wish to consult with a tax advisor before taking a loan.

Loan Value

If the  contract is not in  default,  the loan value at any time is equal to the sum of (a) 99% of the cash value  attributable  to the variable investment options, and (b) the balance of the cash value.

If the contract is in default, it has no loan value.

Contract Debt

Contract  debt at any time means the loan on the contract at that time,  plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements

For us to approve a loan,  the following  requirements  must be met: you must assign this contract to us as sole security for the loan;
the Insured must be living; and the resulting contract debt must not be more than the loan value.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge

We will charge  interest  daily on any loan.  Interest is due on each contract  anniversary,  or when the loan is paid back,  whichever comes first.  If interest is not paid when due, we will increase the loan amount by any unpaid  interest.  Except as stated  below,  we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans

A portion of the amount you may borrow on or after the 10th contract  anniversary  will be considered a Preferred  Loan up to an amount equal to the maximum  preferred loan amount  described  below.  Preferred Loans are charged  interest at an effective annual rate shown under Preferred Loan Interest Rate in the contract data pages.

Maximum Preferred Loan Amount

The maximum preferred loan amount available  starting on the 10th contract  anniversary is (A) minus (B), where (A) is the total amount you may borrow,  and (B) is the total  premiums paid less total  withdrawals,  if any. If (B) is less than zero, we will consider it to be zero.

Effect on Contract Fund

When you take a loan,  the  amount  of the loan  continues  to be a part of the  contract  fund and is  credited  with  interest  at an effective rate of 3% a year.

We will reduce the portion of the contract  fund  allocated to the  investment  options by the amount you borrow,  and by loan interest that becomes part of the loan if it is not paid when due.

VULNT-2009                                                    Page 16                                              NY

We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

On each monthly date, if there is a contract loan  outstanding at any time during the previous  month,  we will increase the portion of the contract fund in the investment  options by interest  credits  accrued on the loan since the last monthly date.  When you repay all or part of a loan, we will increase the portion of the contract fund in the investment  options by the amount of that repayment.  To do this, we will use your  investment  allocation for future  premium  payments on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate of 3% a year by the amount of loan you repay.

We will not increase the portion of the contract  fund  allocated to the  investment  options by loan  interest  that is paid before we make it part of the loan.  We reserve the right to change the manner in which we allocate  loan  repayments.  If we make such a change, we will do so for all contracts like this one.  We will send you notice of any change.

For the possible effect of excess contract debt and/or failure to repay loans, see Default.

Deferral

We will usually pay any loan within  seven days after we receive  your  request and the  contract at our Home  Office.  But we have the right to  postpone  paying  you the part of the net cash value  that is to come from any  variable  investment  option  (provided  by a separate  account  registered under the Investment  Company Act of 1940) if: (1) the New York Stock Exchange is closed;  or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone  paying the  remainder,  except if used to pay  premiums,  for up to six months.  We have the right to postpone  paying you any loan for up to six months if the contract is being continued on a fixed  reduced  paid-up  insurance  basis (see  Surrender).  If we do so for more than ten days, we will pay interest at the rate that then applies to Option 3 (Interest Payment) of the Settlement Options provision.

GENERAL PROVISIONS

Annual Report

Once each contract year we will send you a report.  It will show:  the current death  benefit;  the amount of the contract fund in each investment  option;  the net cash value; any contract debt and the interest rate we are charging;  premiums paid,  investment  results, charges  deducted,  and  withdrawals  taken since the last report.  The report may also show any other data that may be required  where this contract is delivered.

Payment of Death Claim

If we settle this  contract in one sum as a death claim we will  usually  pay the  proceeds  within  seven days after we receive at our
Home  Office  proof of the  Insured's  death and any other  information  we need to pay the  claim.  But we have the right to  postpone paying the part of the proceeds that is to come from a variable  investment  option if: (1) the New York Stock  Exchange is closed;  or
(2) the SEC requires that trading be restricted or declares an emergency.

Currency

Any money we pay,  or that is paid to us,  must be in United  States  currency.  Any  amount we owe will be  payable  at our  Corporate
Office.

Misstatement of Age or Sex

If the  Insured's  stated age or sex or both are not  correct,  we will change each  benefit and any amount to be paid to what the most recent deductions from the contract fund for the cost of insurance would have provided at the Insured's correct age and sex.

Assignment

 We will not be deemed to know of an  assignment  unless we receive it, or a copy of it, at our Home Office.  We are not obliged to see that an  assignment is valid or  sufficient.  This  contract may not be assigned to any employee  benefit plan or program  without our consent.  This  contract  may not be  assigned if such  assignment  would  violate  any  federal,  state,  or local law or  regulation prohibiting sex distinct rates for insurance.

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Change in Plan

You may be able to have this contract  changed to another plan of life insurance.  Any change may be made only if we consent,  and will be subject to conditions  and charges that are  applicable  to the new plan in  accordance  with regular rules in effect at the time of the change.

Factors Subject To Change

Charges  deducted  from  premium  payments  and the contract  fund may change from time to time,  subject to the maximums  shown in the contract data pages. In deciding  whether to change any of these charges,  at least every five years,  but not more often than once per year we will consider factors such as mortality,  persistency,  expenses,  taxes and interest and/or investment  experience to see if a change in our  assumptions is needed.  Changes in factors will be by class.  All changes will be determined  only  prospectively;  that is, we will not recoup prior losses or distribute  prior gains by means of these  changes.  The  procedure  for  computing  rates is on file with the Department of Insurance.

Non-Participating

This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law

This contract has been designed to satisfy the  definition of life  insurance for Federal income tax purposes under Section 7702 of the
Internal  Revenue  Code of 1986,  as  amended.  We reserve the right,  however,  to decline  any change we  determine  would cause this contract to fail to qualify as life  insurance  under the  applicable  tax law.  This  includes  changing the basic  insurance  amount, withdrawals,  and changing the type of death benefit.  We also have the right to change this contract,  to require  additional  premium payments,  or to make  distributions  from this  contract  to the extent  necessary  to  continue  to  qualify  this  contract  as life insurance.  Finally,  we reserve the right to take  whatever  action is  necessary  to prevent the  contract  from  becoming a modified endowment  contract  under Section  7702A of the Internal  Revenue Code unless you have  otherwise  indicated to us in writing that you want a modified endowment contract.

Age 121

We  discontinue  the monthly  charges from the contract fund on the first  contract  anniversary  on or following  the Insured's  121st birthday.  You may continue the insurance  amount and the contract fund described in the contract with no further  premiums,  except as needed to keep this contract from lapsing.  Loans, loan repayments, and withdrawals can continue to be made after age 121.

NOTE:  This  contract  may not qualify as life  insurance  after the  insured's  attained  age 121 under  federal tax law and it may be subject to adverse tax consequences.  Please consult with a tax advisor if choosing to continue the contract after age 121.

BASIS OF COMPUTATION

Mortality Basis and Interest Rate

(A) We compute maximum monthly insurance rates using:

1.  the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Select Factors;

2. the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

3.  age last birthday; and

4.  an effective interest rate of 3% a year.

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(B) We compute all net single premiums and values for fixed reduced paid-up insurance using:

1.  the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Select Factors;
2.  the issue age of the Insured and the length of time since the contract date;
3.  continuous functions based on age last birthday; and
4.  an effective interest rate of 4% a year.

Minimum Legal Values

The cash surrender  values  provided by this contract are at least as large as those set by law where it is delivered.  Where required,
we have given the insurance regulator a detailed statement of how we compute    values and benefits.

SETTLEMENT OPTIONS

Options Described

You may choose to have the proceeds  (that is, any death  benefit or any amount  payable  upon  surrender  of the  contract)  paid in a single sum or under one of the optional modes of settlement described below.

If the person who is to receive the  proceeds  of this  contract  wishes to take  advantage  of one of these  optional  modes,  we will furnish,  on request,  details of the options we describe  below or any others we may have  available at the time the  proceeds  become payable.

Option 1 (Instalments For a Fixed Period)

We will make equal payments for up to 25 years.  The Option 1 Table shows the minimum amounts we will pay.

Option 2 (Life Income)

We will make equal monthly  payments for as long as the person on whose life the settlement is based lives,  with payments  certain for
120 months.  The Option 2 Table shows the  minimum  amounts we will pay.  But, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest Payment)

We will hold an amount at interest.  We will pay the interest annually, semi-annually, quarterly, or monthly.

Option 4 (Instalments of a Fixed Amount)

We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available proceeds provide.

Option 5 (Non-Participating Income)

We will make payments like those of any annuity we then  regularly  issue that: (1) is based on United States  currency;  (2) is bought by a single sum;  (3) does not provide for  dividends;  and (4) does not  normally  provide  for  deferral of the first  payment.  Each payment will be at least equal to what we would pay under that kind of annuity with its first  payment due on its contract  date.  If a life  income is chosen,  we must have  proof of the date of birth of any  person on whose life the option is based.  Option 5 cannot be chosen more than 30 days before the due date of the first payment.

For option 2 (life  income)  and option 5 (if a life  income is  chosen),  if the  monthly  payment is the same for  different  periods certain, the longest period certain will deemed to have been chosen.

Interest Rate

Payments under Options 1, 3 and 4 will be calculated  assuming an effective  interest rate of at least 1.5% a year. We may include more interest.

For option 2 we use the Annuity 2000  Mortality  Table at 3%  interest.  The  mortality  rates used from this table are the ones for an age that is two years younger than the age of the person who is to receive the proceeds of this contract.

We may include more interest.

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SETTLEMENT OPTIONS TABLES
       OPTION 1 TABLE          OPTION 2 TABLE

    MINIMUM AMOUNT OF          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
    MONTHLY PAYMENT FOR               PAYABLE IMMEDIATELY
    EACH $1,000, THE FIRST     AGE LAST                                  AGE LAST
    PAYABLE IMMEDIATELY        BIRTHDAY        Male         Female       BIRTHDAY         Male       Female

     Number       Monthly      5                $2.72      $2.68           48            $3.72      $3.51
     of Years     Payment      and under                                   49             3.77       3.56
                               6                 2.73       2.69           50             3.83       3.61
     1            $83.90       7                 2.74       2.69           51             3.88       3.66
     2             42.26       8                 2.75       2.70           52             3.95       3.71
     3             28.39       9                 2.76       2.71           53             4.01       3.76
     4             21.45       10                2.77       2.72           54             4.08       3.82
     5             17.28       11                2.78       2.73           55             4.15       3.88
                               12                2.79       2.74           56             4.22       3.94
     6             14.51       13                2.80       2.75           57             4.30       4.01
     7             12.53       14                2.82       2.76           58             4.38       4.08
     8             11.04       15                2.83       2.77           59             4.47       4.16
     9              9.89       16                2.84       2.78           60             4.56       4.24
     10             8.96       17                2.85       2.79           61             4.66       4.32
                               18                2.87       2.80           62             4.76       4.41
     11             8.21       19                2.88       2.81           63             4.87       4.50
     12             7.58       20                2.89       2.83           64             4.98       4.60
     13             7.05       21                2.91       2.84           65             5.10       4.71
     14             6.59       22                2.93       2.85           66             5.23       4.82
     15             6.20       23                2.94       2.87           67             5.36       4.94
                               24                2.96       2.88           68             5.49       5.06
     16             5.85       25                2.98       2.90           69             5.64       5.19
     17             5.55       26                3.00       2.91           70             5.78       5.33
     18             5.27       27                3.01       2.93           71             5.94       5.48
     19             5.03       28                3.03       2.94           72             6.10       5.63
     20             4.81       29                3.06       2.96           73             6.26       5.79
                               30                3.08       2.98           74             6.43       5.96
     21             4.62       31                3.10       3.00           75             6.60       6.14
     22             4.44       32                3.13       3.02           76             6.78       6.33
     23             4.28       33                3.15       3.04           77             6.95       6.52
     24             4.13       34                3.18       3.07           78             7.13       6.71
     25             3.99       35                3.21       3.09           79             7.31       6.92
                               36                3.23       3.11           80             7.49       7.12
                               37                3.27       3.14           81             7.67       7.33
  Multiply the monthly amount  38                3.30       3.16           82             7.85       7.53
  By 2.996 for quarterly,      39                3.33       3.19           83             8.02       7.73
  5.981 for semi-annual or     40                3.37       3.22           84             8.18       7.93
  11.919 for annual.           41                3.40       3.25           85             8.33       8.12
                               42                3.44       3.29           86             8.48       8.29
                               43                3.48       3.32           87             8.62       8.46
                               44                3.53       3.35           88             8.75       8.61
                               45                3.57       3.39           89             8.87       8.75
                               46                3.62       3.43           90             8.98       8.88
                               47                3.67       3.47           and over

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Flexible Premium Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death. Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

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